Exhibit g.2

INVESTMENT ADVISORY CONTRACT

Investment Advisory Contract (this “Contract”) made as of May         , 2021, between Puerto Rico Residents Tax-Free Fund, Inc. (the “Fund”), a Puerto Rico corporation and a management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and Popular Asset Management LLC (the “Adviser”), the Fund’s investment adviser, registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

WHEREAS, the Fund is registered under the 1940 Act as a closed-end management investment company and the Adviser is registered under the Advisers Act;

WHEREAS, the Fund desires to retain the Adviser as investment adviser to furnish investment advisory services to the Fund; and

WHEREAS, the Adviser has full capacity and is willing to provide investment advisory services to the Fund on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows.

1.         Appointment.  The Fund hereby appoints the Adviser as investment adviser of the Fund for the period and on the terms set forth in this Contract. The Adviser accepts such appointment and agrees to render the services set forth herein for the compensation provided herein.

2.           Duties as Investment Adviser.

(a)        Subject to the supervision of the Fund’s Board of Directors (the “Board”), the Adviser will provide a complete and continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents of the Fund; provided, that, all portfolio management decisions shall be determined jointly with UBS Asset Managers of Puerto Rico, a division of UBS Trust Company of Puerto Rico (“UBS”) as co-investment advisers.

(b)        The Adviser agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net price and most favorable execution, provided that, subject to the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to the extent permitted by the Securities and Exchange Commission, (the “SEC”), the Adviser may purchase and sell portfolio securities to and from brokers who provide the Adviser with research analysis, statistical or pricing advice, or similar services. The Adviser will consider the full range and quality of a broker’s or dealer’s services. Factors considered by the Adviser in selecting brokers and dealers may include the following: price, the broker’s or dealer’s facilities, the broker’s or dealer’s reliability and financial responsibility, the ability of the broker or dealer to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of orders, and the research and other services provided by that broker or dealer to the Adviser, notwithstanding that the Fund may not be the direct or exclusive beneficiary of those services. The Adviser will not be obligated to seek in advance competitive bidding or the most favorable commission rate applicable to any particular transaction for the Fund or to select any broker or dealer on the basis of its “posted” commission rate. The Adviser may cause the Fund to pay a commission for effecting a transaction for the Fund in excess of the amount another broker or dealer would have charged for effecting the transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and/or research services provided by the broker or dealer to the Adviser. Research services furnished by the brokers or dealers through which the Fund effects securities transactions may be used by the Adviser in advising its other clients (including persons affiliated with the Adviser), and conversely, such research services furnished to the Adviser in connection with other clients may be used in advising the Fund. In no instance will portfolio securities or other investments be purchased from or sold to the Adviser, UBS, or any affiliated person of either of them, as defined in the 1940 Act, or with any party with whom the Adviser has entered into an agreement pursuant to Section 4 of this Contract or affiliated person thereof, except in accordance with procedures adopted by the Board. Whenever the Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Adviser, such orders will be allocated as to price and amount among all books and such accounts in a manner believed to be equitable to each account and in accordance with any procedures adopted by the Board. The Adviser will seek to allocate the opportunity to purchase or sell a security or other investment among advisory clients in accordance with the Adviser’s trade allocation policies and procedures so that accounts with like investment strategies are treated fairly and equitably over time.

(c)        In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund’s request. Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

3.         Further Duties.  In all matters relating to the performance of this Contract, the Adviser will act in conformity with the Fund’s Certificate of Incorporation (the “Certificate”), as the Certificate may be amended from time to time, By-Laws, Code of Ethics, policies and procedures adopted by the Board, the then current prospectus, the 1940 Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, and any other applicable laws and regulations of the United States and Puerto Rico.

4.         Retention by the Adviser of a Sub-Investment Adviser.  The Adviser, jointly with UBS, may from time to time to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of the Adviser, to perform investment advisory services with respect to the Fund; provided, however, that (i) the Adviser may not delegate to such other party the authority to make investment decisions on behalf of the Fund and, with UBS, shall have joint and several responsibility for the activities of such other party with respect to the Fund; and (ii) the compensation of such person or persons shall be paid by the Adviser and/or UBS, as agreed by the Adviser and UBS. The Adviser and/or UBS may terminate any or all sub-advisers in its sole discretion at any time to the extent permitted by applicable law. The Adviser will disclose fully to the Board in advance the terms of any agreement entered into pursuant to this Section including, but not limited to, the compensation to be paid, and will notify the Board in advance of any change in the terms of such agreement.

5.         Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as its services under this Contract are not materially impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer, or employee of the Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in pan to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6.         Expenses.

(a)        During the term of this Contract, the Fund will bear all expenses incurred in the Fund’s operations and the offering of the Fund’s shares or any debt securities, except for such expenses specifically assumed by the Adviser or UBS.

(b)        Expenses borne by the Fund will include but are not be limited to the following (which shall be in addition to the fees payable to and expenses incurred on behalf of the Fund by the Adviser under this Contract or by UBS under the Fund’s Investment Advisory Contract with UBS) (1) the costs (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith, (2) organizational expenses, including legal expenses, of the Fund; (3) filing fees and expenses relating to the registration of the Fund under the 1940 Act, (4) fees and salaries payable to directors who are independent of the Adviser, UBS and any party retained pursuant to Section 4 hereof or their affiliates, (5) all expenses incurred in connection with such directors’ services, including travel expenses, (6) taxes (including any income or franchise taxes) and governmental fees (including transfer taxes), (7) costs of any liability, uncollectible items of deposit and insurance or fidelity bonds, (8) any costs, expenses or losses arising out of a liability or claim for damages or other relief asserted against the Fund for violation of any law, (9) Fund legal fees and disbursements, including legal fees of special counsel for the independent directors, if one is retained, (10) accounting and auditing expenses (other than those incurred in providing comfort to the underwriter in connection with the initial public offering of the Fund’s shares or an offering of debt securities), (11) fees and disbursements of custodians and securities depositories, administrator, transfer agent, dividend disbursing agent and registrar, and other agents, (12) expenses of printing and distributing reports to shareholders, (13) any extraordinary expenses, including reasonable fees and disbursements of litigation counsel and indemnification expenses incurred by the Fund, (14) fees, voluntary assessments and other expenses incurred in connection with membership in investment company or trade organizations, (15) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof, (16) the cost of investment company literature and other publications provided to directors and officers, (17) costs of mailing, stationary and communications equipment, (18) interest charged on borrowings; and (19) the cost of preparing, printing and mailing certificates, if any, representing the Fund’s shares or debt securities.

(c)        The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Adviser and acknowledged as otherwise payable by the Adviser pursuant to this Contract, the Fund may reduce the fee payable to the Adviser pursuant to Section 7 hereof by such amount. To the extent that such deductions exceeds the fee payable to the Adviser on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

(d)        The Adviser agrees to pay all of its own expenses incurred in connection with this Contract, including any compensation for services provided to the Fund by the directors, officers, or employees of the Fund who are affiliated with the Adviser or its affiliates or any person hired pursuant to Section 4 hereof.

(e)        The payment or assumption by the Adviser of any expense of the Fund that the Adviser is not required by this Contract to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

7.         Compensation.

(a)        For the services provided and the expenses assumed pursuant to this Contract, the Fund will pay to the Adviser a fee, computed weekly and payable monthly, at an annual rate set forth on Appendix A hereto, as such appendix may be amended from time to time.

(b)        The fee shall be accrued weekly and payable monthly to the Adviser on or before the last business day of the next succeeding calendar month.

(c)        If this Contract becomes effective or terminates before the end of any month, the fees for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

8.         Confidentiality. The Adviser will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of the Fund’s prior, current or potential shareholders or noteholders, and will not use such records, and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9.         Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties under this Contract. Any person even though also an officer, partner, employee, or agent of the Adviser, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when tendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service in or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of the Adviser even though paid by it. Nothing herein shall be deemed a waiver of any rights which the Fund may have pursuant to applicable securities laws or regulations.

10.       Duration and Termination.

(a)        This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved by a majority of the directors of the Fund, including a majority of the independent directors in accordance with the requirements of the 1940 Act and the rules and regulations thereunder.

(b)        Unless sooner terminated as provided herein, this Contract shall continue in effect for one year from its effective date. Thereafter if not terminated, this Contract shall continue for successive annual periods, provided that such continuance is specifically approved at least annually (a) by vote of a majority of those members of the Board who are not interested persons of any party to this Contract, cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

(c)        Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of penalty, by unanimous vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days’ written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days’ written notice to the Fund.

(d)        This Contract will automatically terminate in the event of its assignment. As used in this Contract, the terms “majority of the outstanding voting securities,” “interested persons” and “assignment” shall have the same meanings as such terms in the 1940 Act.

11.       Amendment of This Contract. No provision of this Contract may be changed, waived, discharged or terminated orally except by an instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Contract shall be subject to the 1940 Act.

12.      Governing Law. This Contract shall be construed in accordance with the laws of the Commonwealth of Puerto Rico and in accordance with the applicable provisions of the 1940 Act.

13.       Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

PUERTO RICO RESIDENTS TAX-FREE FUND, INC.		POPULAR ASSET MANAGEMENT LLC

By:	/s/ Leslie Highley, Jr.	By:	/s/ Javier Rubio
Name:	Leslie Highley, Jr.	Name:	Javier Rubio
Title:	Co-President	Title:	Senior Vice President

PUERTO RICO RESIDENTS TAX-FREE FUND, INC.

By:	/s/ William Rivera
Name:	William Rivera
Title:	Authorized Signature

Appendix A

The Fund will pay to the Adviser, as investment adviser, an annual fee of 0.50% of the Funds average weekly net assets. For purposes of calculating the advisory fee hereunder, average net assets shall include the liquidation value of all outstanding debt securities of the Fund.